Exhibit 77Q1

                                    EXHIBITS

(a)(1) Articles of Amendment and Restatement is incorporated by reference to Post-Effective Amendment No. 54 to the Registrant's Registration Statement on Form N-1A filed on July 24, 2002.

(a)(2) Articles of Amendment is incorporated by reference to Post-Effective Amendment No. 54 to the Registrant's Registration Statement on Form N-1A filed on July 24, 2002.

(e)(1) Form of Sub-Advisory Agreement among ING Series Fund, Inc., ING Investments, LLC and AIC Asset management, LLC on behalf of the ING Technology Fund is incorporated by reference to Post-Effective Amendment No. 54 to the Registrant's Registration Statement on Form N-1A filed on July 24, 2002.